THE STATE CORPORATION COMMISSION
OF THE STATE OF KANSAS

Before Commissioners: Shari Feist Albrecht, Chair
Jay Scott Emler
Pat Apple

In the matter of the failure of Jayhawk Energy Inc. to comply with K.A.R. 82-3-111 at 71 wells Bourbon and Crawford County, Kansas.	Docket No.: 15-CONS-458-CPEN CONSERVATION DIVISION License No.: 34102

ORDER APPROVING SETTLEMENT AGREEMENT

The above-captioned matter comes before the State Corporation Commission of the State of Kansas. Having examined the files and records, and being duly advised in the premises, the Commission finds and concludes as follows:

1. The Staff of the Kansas Corporation Commission and the captioned operator have executed a settlement agreement, which is attached to and incorporated into this Order.

2. The Commission finds and concludes that the settlement agreement provides a fair and efficient resolution of the issues in this docket.

THEREFORE, THE COMMISSION ORDERS:

A. The attached Settlement Agreement is approved and incorporated into this Order.

B. Any party affected by this Order may file with the Commission a petition for reconsideration pursuant to K.S.A. 77-529(a). The petition shall be filed within 15 days after service of this Order. If service of this Order is by mail, three days are added to the deadline. The petition shall be addressed to the Commission and sent to 266 N. Main, Ste. 220, Wichita, Kansas 67202. Pursuant to K.S.A. 55-606 and K.S.A. 77-529(a), reconsideration is prerequisite for judicial review of this Order. Any party taking an action permitted by this summary

proceeding before the deadline for a petition for reconsideration does so at their own risk of further proceedings.

C. The Commission retains jurisdiction over the subject matter and the parties for the purpose of entering such further order or orders as it may deem necessary.

BY THE COMMISSION IT IS SO ORDERED.
Albrecht, Chair; Emler, Commissioner; Apple, Commissioner

Dated: MAR 26 2015

Neysa Thomas
Acting Secretary

Mailed Date: March 27, 2015

LRP

SETTLEMENT AGREEMENT

This Settlement Agreement is between Jayhawk Energy Inc. ("Operator") and the Staff of the Corporation Commission of the State of Kansas ("Staff"). The effective date of this Settlement Agreement shall be the date it is approved by an Order of the Commission. If the Commission does not approve this Settlement Agreement by a signed Order, then this Settlement Agreement shall not be binding on either party. This Settlement Agreement shall settle the proceedings instituted in Commission Docket Number 15-CONS-458-CPEN.

A. Background

1. The December 16, 2014, Penalty Order in this docket required Operator to comply with K.A.R. 82-3-111 at 71 wells by plugging them, returning them service, or obtaining temporary abandonment status for them. The Penalty Order assessed a $7,100 penalty for Operator's failure to have already brought the wells into compliance. Operator timely filed an appeal of the Penalty Order.

2. Operator has recently submitted temporary abandonment applications for all 71 wells. Sixty-three of the applications were approved. But 8 of the applications were not approved, because Operator did not have a valid lease for those 8 wells.

3. Operator seeks a payment plan for the $7,100 owed, and seeks additional time to bring the remaining 8 wells into compliance with K.A.R. 82-3-111. Staff finds this acceptable.

4. The following are the remaining 8 wells:

a. D. Fry #14-1	API #15-011-23092-00-00;
b. Davied #1	API #15-037-21605-00-00;
c. Roye #14-2	API #15-037-22024-00-00;
d. Roye #OLD 1	API #15-037-19355-00-00;
e. S. Johnson #10-3	API #15-037-22025-00-00;
f. T. Anderson #14-2	API #15-037-21615-00-00;
g. Tony Anderson #1	API #15-037-21607-00-00; and
h. Tony Anderson #24-8	API #15-037-22057-00-00.

B. Terms of Settlement

5. Operator has recently paid $3,100 toward the amount owed in this docket, so $4,000 remains to be paid. Operator shall pay $2,000 by April 1, 2015, and the remaining $2,000 by May 1, 2015. If Operator fails to meet a payment deadline, then Operator shall be assessed an additional $250 penalty for each payment deadline missed. Payments made by Operator will first be applied toward any additional penalties that have been assessed pursuant to this Settlement, and then toward the original penalty owed.

6. Operator shall bring the remaining 8 wells into compliance with K.A.R. 82-3-111, by plugging the wells, returning them to production, or obtaining temporary abandonment status for them, by June 15, 2015. If Operator fails to meet this deadline, Operator shall be assessed a $5,000 penalty.

7. If Operator fails to bring the remaining 8 wells into compliance with K.A.R. 82-3-111 by August 14, 2015, then Staff is directed to plug the wells and assess the costs to Operator, along with an additional $20,000 penalty.

8. If Operator fails to comply with any deadline in Paragraphs 6 or 7, or if a penalty or costs are owed under Paragraphs 5, 6, or 7, then Staff shall suspend Operator's license until compliance is obtained and the penalties and/or costs are paid.

9. Operator agrees to waive its right to appeal any suspension of Operator's license implemented by Staff due to Operator's failure to comply with this Settlement Agreement.

C. Conclusion

Both parties believe that this Settlement Agreement represents a fair and appropriate resolution to the matters in this docket.

This Settlement Agreement has been agreed to by the undersigned:

Commission Staff	Jayhawk Energy Inc.
By: Jon Myers	By: [signature]
Printed Name: JON MYERS	Printed Name: Kelly J. Stopher
Title: LITIGATION COUNSEL	Title: CFO
Date: 2/17/15	Date: 2/12/15

KANSAS CORPORATION COMMISSION

Conservation Division
266 N. Main St., Ste 220
Wichita, Kansas 67202-1513
316-337-6200
Fax: 316-337-6211
FEIN: 48-1124839

INVOICE

Invoice Date:	March 27, 2015
Invoice Number	2015050277
Accounting Code:	535
License Number:	34102
Due Date:	~~April 29, 2015~~ April 1, 2015

Jayhawk Energy Inc.
CORPORATE OFFICE
611 E SHERMAN AVE
COEUR D'ALENE, ID 83814

Docket Number: 15-CONS-458-CPEN **Attorney:** J. Myers **Date Order Mailed:** March 27, 2015

Violation	Violation Description	Cnt	Lease Id	Amount
AP-8 82-3-111	Failure to file notice of temporary abandonment of well (Form CP-111).	71	71 Wells Bourbon & Crawford Cty	7,100.00
			Total Fines Imposed:	**$ 7,100.00**
			Invoice Total:	**$ 7,100.00**
			Payments Received:	(3,100.00)
			Amount Due:	**$ 4,000.00**

$2,000 due by April 1, 2015
$2,000 due by May 1, 2015
per Settlement Agreement
(see Order approved 3/26/15)

Please Return One Copy of Invoice with Your Payment in Order to Insure Correct Credit to Your Account.

CERTIFICATE OF SERVICE

I certify that on 3/27/15, I caused a complete and accurate copy of this Order to be served via United States mail, with the postage prepaid and properly addressed to the following:

Kelly J. Stopher
Jayhawk Energy Inc.
Corporate Office
611 E. Sherman Avenue
Coeur D'Alene, Idaho 83814

John Almond
KCC District #3

And delivered by hand to:

Jon Myers, Litigation Counsel
Conservation Division Central Office

/s/ Lane R. Palmateer
Lane R. Palmateer
Litigation Counsel
Kansas Corporation Commission